Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-8

(Form Type)

PREMIER, INC.

(Exact name of registrant as it appears in its charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(3)

Equity	Class A Common Stock, par value $0.01 per share	457(c) and (h)	1,828,846	$37.60	$68,764,609.60	$92.70 per $1,000,000	$6,374.48

Total Offering Amounts							$6,374.48

Total Fee Offsets							—

Net Fee Due							$6,374.48

(1)

Premier, Inc., a Delaware corporation (“Premier” or the “Registrant”), is filing this Registration Statement on Form S-8 (the “Registration Statement”) to register 1,828,846 shares of its Class A common stock, $0.01 par value per share (the “Common Stock”) that were previously issued as restricted stock, restricted stock unit awards, performance shares or stock options under the Premier, Inc. 2013 Equity Incentive Plan, as amended and restated effective December 7, 2018 (the “Plan”), but (i) for which the awards subsequently terminated by expiration, forfeiture, cancellation, or otherwise without the issuance of Common Stock, or for which Common Stock was forfeited, or for which Common Stock was withheld to satisfy tax withholding obligations and (ii) are available for issuance for future awards under the Plan, in each case in accordance with its terms. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate amount of Common Stock to be offered or sold pursuant to the Plan described herein to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with paragraphs (c) and (h) Rule 457 of the Securities Act on the basis of the average of the high and low prices of the Common Stock on the NASDAQ Capital Market on August 17, 2022, a date within five business days prior to filing.